                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                MYR GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                MYR GROUP INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                    MYR LOGO

March 31, 1998

Dear Stockholder:

     You are invited to attend the annual meeting of stockholders of MYR Group Inc. on Wednesday, May 6, 1998, at 10:00 a.m. The meeting will be held at the Meadows Corporate Center, 2850 West Golf Road, Rolling Meadows, Illinois in the English Room. The purpose of the meeting is to consider and vote upon the election of one Class III director.

     The accompanying notice of meeting and proxy statement contains information regarding the election of the director and other information about the meeting, the Board of Directors, and the executive officers of the Company.

     Whether or not you plan to attend the meeting it is important that your shares are represented at this meeting. Accordingly, please complete sign, date and return the enclosed form of proxy as soon as possible.

     The Company appreciates your continuing interest in our business.

                                          Sincerely

                                          CHARLES M. BRENNAN III

                                          Charles M. Brennan III
                                          Chairman and Chief Executive Officer

                                                      MYR GROUP INC.
                                                 THREE CONTINENTAL TOWERS
                                                   1701 WEST GOLF ROAD
                                                        SUITE 1012
                                           ROLLING MEADOWS, ILLINOIS 60008-4007

                                               NOTICE OF ANNUAL MEETING OF
                                                       STOCKHOLDERS
                                            TO BE HELD WEDNESDAY, MAY 6, 1998

     The 1998 annual meeting of the stockholders of MYR Group Inc., a Delaware corporation (the "Company"), will be held at the Meadows Corporate Center, English Room, 2850 West Golf Road, Rolling Meadows, Illinois on Wednesday, May 6, 1998, commencing at 10:00 a.m., Chicago time, for the following purposes:

     1. To elect one Class III director.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on March 23, 1998 has been fixed as the record date for the meeting. Only stockholders of record at that date are entitled to notice of and to vote at the meeting. A list of such stockholders will, for ten days prior to the meeting, be open for examination by any stockholder, for any purpose germane to the meeting, at the office of the Secretary of the Company, Three Continental Towers, 1701 West Golf Road, Suite 1012, Rolling Meadows, Illinois during regular business hours. You are cordially invited to attend the meeting.
                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Byron D. Nelson
                                          Secretary

Rolling Meadows, Illinois
March 31, 1998

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                 MYR GROUP INC.
                            THREE CONTINENTAL TOWERS
                              1701 WEST GOLF ROAD
                                   SUITE 1012
                      ROLLING MEADOWS, ILLINOIS 60008-4007

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 6, 1998

     This proxy statement is furnished to the stockholders of MYR Group Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the annual meeting of stockholders (the "Annual Meeting") to be held at the Meadows Corporate Center, English Room, 2850 West Golf Road, Rolling Meadows, Illinois on Wednesday, May 6, 1998, commencing at 10:00 a.m., Chicago time, and at any adjournment or adjournments thereof.

     This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about March 31, 1998. Proxies will be solicited principally by mail. Arrangements have been made with brokerage houses, custodians, nominees and fiduciaries to forward the proxy materials to the beneficial owners of common stock of the Company held of record by those firms. The Company will reimburse banks, brokers or other nominees for the expenses incurred in forwarding proxy material to beneficial owners. In addition, certain directors and officers and other employees may solicit proxies, without additional remuneration therefore, by personal contact, mail, telephone, telegraph, or electronic communication. The Company will bear the cost of this solicitation.

               RECORD DATE, SHARES OUTSTANDING AND VOTING RIGHTS

     The voting securities of the Company consist solely of its shares of common stock, $1.00 par value ("Common Stock"), 5,591,598 of which were issued and outstanding and entitled to vote at the close of business on March 23, 1998, the record date for the Annual Meeting. Each holder of record of shares of Common Stock at the record date is entitled to one vote for each share held on every matter submitted to the Annual Meeting. The election of one Class III director will be determined by a plurality of the shares represented and entitled to vote at the Annual Meeting. Broker votes, absent directions to the contrary from beneficial holders, will be voted for the election of the nominee of the Board of Directors. Any other business properly brought before the Annual Meeting will be determined by a majority of the shares represented and entitled to vote at the Annual Meeting. An automated system administered by the Company's transfer agent will be used to tabulate the votes. Broker non-votes will be counted for purposes of determining whether a quorum is present for the meeting.

     Shares of Common Stock cannot be voted at the Annual Meeting unless the holder of record is represented by proxy or present at the meeting in person. The enclosed proxy is a means by which a stockholder may authorize the voting of his shares at the Annual Meeting. When the stockholder has properly executed and delivered the proxy, the shares represented thereby will be voted in accordance with the instructions thereon. The enclosed proxy may be revoked by the stockholder giving it at any time before it is exercised, either in person at the meeting, by written notice to the Secretary of the Company or by delivery of any later-dated proxy.

                              ELECTION OF DIRECTOR

     The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, such classes to be as nearly equal in number as possible. On January 3, 1995, in accordance with provisions of the Agreement and Plan of Merger dated October 5, 1994 (as amended) (the "Merger Agreement") by and among the Company, HMM Corporation (a wholly owned subsidiary of the Company) and Harlan Electric Company ("Harlan"), the Board of Directors amended the bylaws of the Company to provide that the number of directors which shall constitute the whole Board of Directors be increased from four to five and elected Mr. John M. Harlan as a Class I director to become the fifth director of the Company. Mr. Harlan was re-elected by stockholders at the 1996 annual meeting of stockholders. The Board of Directors currently consists of two Class I directors (whose terms expire at the 1999 annual meeting of stockholders), two Class II directors (whose terms shall expire at the 2000 Annual Meeting) and one Class III director (whose term expires at the Annual Meeting).

     The Board of Directors has nominated Mr. Charles M. Brennan III for election as a Class III director at the Annual Meeting. Mr. Brennan is the incumbent Class III director. It is intended that shares represented by properly executed proxies will be voted at the Annual Meeting, in the absence of contrary instructions, for the election of Mr. Brennan as the Class III director. Should Mr. Brennan be unavailable for election for any reason, such proxies will be voted for a substitute nominated by the Board of Directors.

     The following information is set forth below with respect to each nominee and the incumbent directors: (i) his name, (ii) his age, (iii) all of his positions and offices with the Company, (iv) his business experience during the past five years, (v) his directorships in other publicly held companies, and
(vi) the period during which he has served as a director of the Company.

Class III Nominee -- Term expires 2001

     CHARLES M. BRENNAN III (56) Director since 1986. Chairman (since 1988) and Chief Executive Officer (since 1989) of the Company. Mr. Brennan is also a director of ROHN Industries, Inc. and Control Devices, Inc.

Class II Directors -- Term Expires 2000

     ALLAN E. BULLEY, JR. (65) Director since 1992. Chairman (since 1991) and Chief Executive Officer (since 1970) of Bulley and Andrews, a general construction firm, Chicago, Illinois.

     BIDE L. THOMAS (62) Director since 1993. Former President and Chief Operating Officer of Commonwealth Edison Company, an investor owned electric utility, Chicago, Illinois. Mr. Thomas is also a director of Northern Trust Corporation, The Northern Trust Company and R. R. Donnelley & Sons Company.

Class I Directors -- Term expires 1999

     WILLIAM G. BROWN (55) Director since 1990. Partner in the law firm of Bell, Boyd & Lloyd, Chicago, Illinois (since 1976). Mr. Brown is also a director of Medicus Systems Corporation, Dovenmeuhle Mortgage, Inc., CFC International, Inc., and Managed Care Solutions, Inc.

     JOHN M. HARLAN (64) Director since 1995. Former Chairman and President of Harlan Electric Company, an electrical construction firm (1963 - 1994).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF CHARLES M. BRENNAN III AS A CLASS III DIRECTOR OF THE COMPANY.

GOVERNANCE OF THE COMPANY BY ITS BOARD OF DIRECTORS

     The bylaws of the Company require the Board of Directors to have an Audit Committee and permit the Board of Directors to designate, by resolution, other committees of the Board to have and exercise certain of the powers of the Board of Directors in the management of the business and affairs of the Company. The primary functions of the Audit Committee are to review the Company's interim and annual financial statements and the reports of its management and auditors thereon, and to report its findings and recommendations to the Board of Directors. The current members of the Audit Committee are Mr. Brown (Chairman), Mr. Bulley, Mr. Harlan, Mr. Thomas and Mr. Brennan (ex-officio). The Board of Directors has also established a Compensation Committee. The current members of the Compensation Committee are Mr. Thomas (Chairman), Mr. Brown and Mr. Bulley. The primary purposes of the Compensation Committee are to administer the Company's stock option and restricted stock plans and management incentive plans and to set the compensation of the Chief Executive Officer and other executive officers. During 1997 the Board of Directors held four meetings, the Audit Committee held two meetings and the Compensation Committee held three meetings. During 1997, no director attended less than 75% of all meetings of the Board of Directors and all meetings of committees of which he was a member.

COMPENSATION OF DIRECTORS

     Each director of the Company who is not an employee of the Company or any of its subsidiaries is paid a fee of $12,000 annually ("Annual Retainer") plus $1,000 for each meeting of the Board of Directors or committee of the Board which he attends, with a maximum of one meeting fee payable for any calendar day.

     Under the terms of the 1993 Non-Employee Directors' Stock Option Plan ("1993 Plan") each non-employee director, upon his or her first election to the Board of Directors, receives an option to purchase 10,000 shares of Common Stock (as adjusted as hereinafter described). The plan further provides that each director shall receive an option to purchase an additional 1,000 shares of Common Stock on the date each annual meeting of stockholders is held after the year in which the non-employee director was first elected to Board of Directors. The terms of the initial option grant and of each of the subsequent annual grants are: (i) the option price shall be the average of the high and low prices of a share of common stock on the New York Stock Exchange on the date of grant;
(ii) the option shall vest with respect to 25% of the shares six months after the date of grant, with respect to an additional 25% of the shares one year after the date of grant, with respect to an additional 25% of the shares two years after the date of the grant, and with respect to the final 25% of the shares three years after the date of the grant; (iii) the option shall expire ten years after the date of the grant. On December 15, 1995, the Company paid a stock dividend of one share of Common Stock for each three shares of Common Stock held by stockholders as of the record date of December 1, 1995 (the "1995 Stock Dividend"). On December 15, 1997, the Company paid a stock dividend of two shares of Common Stock for every three shares of Common Stock held by the stockholders as of the record date of December 1, 1997 (the "1997 Stock Dividend"). Under the terms of the Company's stock option plans the number of shares subject to the plans and to options granted under the plans are proportionately adjusted in the event of a stock dividend or other events described in the plans. As a result of the 1995 and 1997 Stock Dividends the number of shares covered by the initial stock option grants to Messrs. Brown, Bulley, Harlan and Thomas were adjusted to 22,224 shares. The number of shares covered by grants of option on the dates of annual meetings of stockholders are adjusted to 2,223 shares.

     Under the terms of the Company's 1996 Non-employee Director Stock Ownership Plan ("1996 Plan") a non-employee Director may elect to receive his or her Annual Retainer in shares of restricted Common Stock. The restrictions lapse on the fifth anniversary date of award or the Director's earlier death, disability or retirement Messrs. Brown and Bulley each elected to receive his Annual Retainer in shares of restricted Common Stock under the 1996 Plan. The number of restricted shares awarded to Mr. Brown and Mr. Bulley under the 1996 Plan (adjusted for the 1997 Stock Dividend) on the date of the 1996 annual meeting of stockholders were 1,891 shares and on the date of the 1997 annual meeting of stockholders were 1,588 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the year ended December 31, 1997, the Company paid legal fees to Bell, Boyd & Lloyd in the amount of $469,189. Mr. Brown, a Director and member of the Compensation Committee, is a partner in Bell, Boyd & Lloyd. A portion of these fees and certain other fees incurred in prior years in the amount of approximately $400,000 was recovered by the Company as a result of a settlement of a judgment in favor of the Company in a lawsuit which was concluded in 1997. The Company anticipates that Bell, Boyd & Lloyd will continue to provide legal services to the Company in 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 3, 1995, the Company acquired all of the issued and outstanding shares of capital stock of Harlan in accordance with the terms of the Merger Agreement for a consideration consisting of cash and certain Escrow and Non-Escrow Notes. The Escrow and Non-Escrow Notes provide that they may be converted into shares of Common Stock at a conversion price of $12.6212. As a result of the 1995 and 1997 Stock Dividends and in accordance with the terms of the Escrow and Non-Escrow Notes the conversion price was decreased to $5.67954. John M. Harlan and his five brothers and sisters (the "Noteholders") received all of the Escrow and Non-Escrow notes. Both the Escrow and Non-Escrow Notes bear interest at the rate of 7% and are for a term of seven years with interest being paid semi-annually and the principal being repaid in three equal payments on January 3, 2000, 2001 and 2002 respectively. The Escrow and the Non-Escrow notes may be redeemed by the Company at any time after January 3, 2000 or at any early time with the consent of the Noteholder. As a result of a settlement between the Company and the Noteholders related to certain claims against the Escrow Notes by the Company under the Merger Agreement, each of the Noteholders has granted an option to the Company to purchase any and all shares into which he or she elects to convert his or her Escrow Note and one of his or her two Non-Escrow Notes at an exercise price of $5.67954 per share. In the case of Mr. Harlan, he has granted an option to the Company to purchase any and all shares into which he elects to convert his Escrow Note in the amount of $279,096 and one of his two Non-Escrow Notes in the amount of $210,776. The other Non-Escrow Note held by Mr. Harlan is in the amount of $326,322.

                       EXECUTIVE OFFICERS OF THE COMPANY

                                                           POSITION(S) HELD                   OFFICER OF THE
               NAME                   AGE                  WITH THE COMPANY                   COMPANY SINCE
               ----                   ---                  ----------------                   --------------
Charles M. Brennan III............    56     Chairman and Chief Executive Officer                  1988
William S. Skibitsky(1)...........    48     President and Chief Operating Officer                 1994
Elliott C. Robbins................    51     Senior Vice President, Chief Financial
                                             Officer and Treasurer                                 1984
Byron D. Nelson...................    51     Senior Vice President, General Counsel and
                                             Secretary                                             1984

-------------------------
(1) Mr. Skibitsky was elected President and Chief Operating Officer of the Company on July 23, 1996 and had been previously elected Executive Vice President of the Company and President of The L.E. Myers Co. (a wholly owned subsidiary of the Company) on May 12, 1994.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table, including footnotes, shows for the years 1997, 1996, and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the named Executive Officers in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                        ------------------------------
                                                                               AWARDS
                                           ANNUAL COMPENSATION          --------------------   PAYOUTS
                                     --------------------------------   RESTRICTED             -------
                                                         OTHER ANNUAL     STOCK                 LTIP      ALL OTHER
          NAME AND                   SALARY     BONUS    COMPENSATION    AWARD(S)    OPTION/   PAYOUTS   COMPENSATION
     PRINCIPAL POSITION       YEAR   ($)(1)      ($)      ($)(2)(3)        (4)       SAR(#)      ($)      ($)(5)(6)
     ------------------       ----   ------     -----    ------------   ----------   -------   -------   ------------
Charles M. Brennan..........  1997   357,548   293,000     120,783       191,250                                 0
  Chairman and Chief          1996   307,500   217,000     142,843       161,250                                 0
  Executive Officer           1995   300,000   193,500     139,041             0     40,000                      0
William S. Skibitsky........  1997   232,885   187,000      21,693       143,438          0                 34,153
  President and Chief         1996   207,200   155,000      25,834        85,312          0                      0
  Operating Officer           1995   171,050   102,000      12,866             0     13,334                      0
Elliott C. Robbins..........  1997   168,750   115,000      25,833        76,500          0                  4,937
  Senior Vice President       1996   159,000    67,500      24,956        56,875          0                  9,686
  Treasurer and Chief         1995   156,000    76,000      20,664             0     16,667                 10,059
  Financial Officer
Byron D. Nelson.............  1997   168,750   115,000      25,833        76,500          0                  4,973
  Senior Vice President       1996   159,000    77,500      24,945        56,875          0                  9,680
  General Counsel and         1995   156,000    76,000      20,112             0     16,667                 11,356
  Secretary

-------------------------
(1) Includes amounts deferred at the election of the named executive officers under the 401(k) feature of the Company's Profit Sharing and Thrift Plan and automobile allowances of $600, $500, and $500 per month for Mssrs. Skibitsky, Robbins, and Nelson respectively. Mr. Brennan is provided with an automobile by the Company.

(2) Includes: (i) the vested portion of Company contributions to the Profit Sharing and Thrift Plan and (ii) dividend equivalent payments under the Company's Stock Option and Restricted Stock Plans on stock options held by the named executive officers for all reported years. Effective with the third quarter 1997, dividend the named executive officers are no longer entitled to these dividend equivalent payments. Includes income related to premium costs of group term life insurance in excess of $50,000 provided by the Company for 1995.

(3) In 1991, in lieu of any other retirement benefit not available generally to all employees, Mr. Brennan was granted an option to purchase 50,000 shares of Common Stock and borrowed the exercise price from the Company to exercise the option. Included in the amount set forth is a payment of $68,000 to Mr. Brennan which is equal to the amount of principal payment payable to the Company by Mr. Brennan on December 31, 1995, 1996 and 1997 under the terms of the promissory note evidencing the loan. Upon receipt, Mr. Brennan immediately paid these amounts to the Company as payment of the principal due on the note. The amount does not include an additional payment of $26,790 for 1997, $32,148 for 1996 and $37,506 for 1995, which is equal to the amount of interest accrued on the promissory note at the applicable Federal rate under Section 1274(d) of the Internal Revenue Code of 1986, as amended. On December 31, 1997, December 31, 1996 and December 31, 1995 respectively, Mr. Brennan received payments equal to these amounts which he immediately paid to the Company as payment of the interest amount due on the note. There is no net income or expense effect from these interest payments since the interest income earned by the Company offsets the payment expense. (See Employment Agreement -- C. M. Brennan III)

(4) Amount is determined by multiplying the number of shares times the closing price of a share of Common Stock on the NYSE on the date of grant. The restrictions lapse on the 7th anniversary date of the date of grant or upon the named executive officer's earlier death, disability or retirement.

(5) Includes amounts accrued by the Company as unfunded liabilities for Mr. Robbins and Mr. Nelson pursuant to Supplemental Retirement and Death Benefit Agreements (SRDB Agreements) entered into in 1984 between the Company and each of them. Under the SRDB Agreements these named executive officers are entitled, upon retirement or permanent disability, to an aggregate amount equal to two times their highest base salary (Benefit Amount) payable in 120 equal monthly installments over a period of 10 years (or, in the event of death, to their beneficiary over 15 years). The Benefit Amount is reduced by 15%, 25%, 33.3%, 40% and 45% in the event the named executive officer retires at age 64, 63, 62, 61, or 60, respectively. No benefit shall be paid in the event of the named executive officer's retirement prior to age 60.

(6) The amount included for Mr. Skibitsky represents reimbursement for certain costs associated with the sale of his previous residence in Connecticut which the Company had agreed to pay at the time Mr. Skibitsky was employed by the Company.

STOCK OPTIONS

     The following table contains information concerning the stock options granted to, exercised by and held by the named executive officers in 1997. The Value of Unexercised In-the-Money Options is calculated using the difference between fair market value of the Common Stock at December 31, 1997 ($12.8125 per share) and the exercise price of the options.

                            FY-END OPTION/SAR VALUE

                                                                                                      VALUE OF
                                                                                     NUMBER OF       UNEXERCISED
                                                                                    UNEXERCISED     IN-THE-MONEY
                                                                                   OPTIONS/SARS     OPTIONS/SARS
                                                                                   AT FY-END(#)     AT FY-END($)
                                             NO. SHARES                            -------------    -------------
                                              ACQUIRED      DOLLAR VALUE           EXERCISABLE/     EXERCISABLE/
                  NAME                       ON EXERCISE      REALIZED             UNEXERCISABLE    UNEXERCISABLE
                  ----                       -----------    ------------           -------------    -------------
Charles M. Brennan III...................         0              $0           E       397,225         3,801,652
                                                                              U       155,556           986,389
William S. Skibitsky.....................         0              $0           E        52,778           391,584
                                                                              U        25,003           177,068
Elliott C. Robbins.......................         0              $0           E        59,447           547,078
                                                                              U        18,335           148,098
Byron D. Nelson..........................         0              $0           E        59,447           547,078
                                                                              U        18,335           148,098

EMPLOYMENT AGREEMENT -- C. M. BRENNAN III

     The Company and Charles M. Brennan III entered into an employment agreement effective January 1, 1997 (the "Brennan Agreement") which replaced a prior agreement between the Company and Mr. Brennan which expired December 31, 1996. The initial term of the Brennan Agreement was from January 1, 1997 through December 31, 1997 and the agreement provides that it will renew automatically for successive one year terms thereafter unless terminated in accordance with the terms of the agreement. The Brennan Agreement provides that the Company shall employ Mr. Brennan as Chairman and Chief Executive Officer at a base compensation per year of not less than $312,500. The Agreement provides that Mr. Brennan is entitled to receive an incentive bonus in accordance with the terms of any incentive compensation plan which may exist from time to time during the term of the Brennan Agreement.

     The Brennan Agreement further provides that, upon termination of employment for certain defined reasons set forth in the Brennan Agreement, Mr. Brennan (or his estate) will receive an amount equal to from one to two times his annual base salary plus an amount equal to from one to two times his annual incentive amount determined on the basis of the Company having achieved 100% of its financial goals. The amounts of these payments are determined based upon the reason for the termination of Mr. Brennan's employment. In addition, all stock options and restricted stock grants to Mr. Brennan shall become fully vested and the amount of remaining indebtedness, if any, of Mr. Brennan to the Company described under the heading "Indebtedness of Management" shall be forgiven.

INDEBTEDNESS OF MANAGEMENT

     During 1991, the Board of Directors granted to Mr. Brennan, in lieu of any retirement benefit generally not available to all salaried employees, a stock option to purchase 50,000 shares of Common Stock under the Company's 1990 Stock Option Plan (the "Brennan Option") and the Board of Directors provided Mr. Brennan a cash grant of $731,500 restricted in its use to the exercise of the Brennan Option under the terms of an employment agreement between the Company and Mr. Brennan. At the expiration of its term the employment agreement was replaced with a new agreement. (See Employment Agreement -- C.M. Brennan III.) As part of the employment agreement, the Company agreed to lend $680,000 to Mr. Brennan and to provide him a cash grant of $51,500 upon his execution of the agreement. Mr. Brennan used the proceeds of the loan and the $51,500 to return to the Company the $731,500 previously received by him and used for the exercise of the stock option. The loan of $680,000 is evidenced by a promissory note delivered to the Company by Mr. Brennan and is payable in equal installments of $68,000 (plus interest thereon at the applicable Federal rate under Section 1274(d) of the Internal Revenue Code of 1986) on December 31 of each year commencing on December 31, 1992 and thereafter through December 31, 2001. The promissory note is secured by shares of Common Stock. As of January 1, 1998, the remaining principal on the note was $272,000. The Brennan Agreement provides that Mr. Brennan is entitled to receive, on December 31 on each year covered by the Brennan Agreement and its predecessor agreements, a payment in an amount equal to the principal and interest payment due to the Company from Mr. Brennan for such years under the above described promissory note. The Brennan Agreement provides that, in the event Mr. Brennan's employment terminates as a result of his death or disability, the Company will forgive all remaining unpaid principal and interest under the promissory note described above.

     On July 24, 1994, the Company made a loan to William S. Skibitsky and his wife in the amount of $150,000 to assist them in the purchase of a home in the Chicago area. The loan was evidenced by a promissory note dated July 24, 1994 executed by Mr. and Mrs. Skibitsky. On August 10, 1995 the promissory note was replaced with a new promissory note secured by a second mortgage deed on real property owned by Mr. and Mrs. Skibitsky in Avon, Connecticut. The loan was repaid in 1997.

                      REPORT OF THE COMPENSATION COMMITTEE

     In 1994, the Board of Directors established a Compensation Committee (the "Committee") which consists of Mr. Thomas (Chairman), Mr. Brown and Mr. Bulley. The Committee administers the Company's stock option and restricted stock plans and the Company's management incentive plan (MIP). The Compensation Committee also sets the compensation of the Chief Executive Officer and the other named executive officers of the Company. The purpose of the overall compensation program is to attract and incent key management personnel. The principal components of the compensation of the Chief Executive Officer and the other named executive officers are base salary, short term incentive awards under the Company's MIP, and long term incentives under the Company's stock option and restricted stock plans.

     The Committee bases its decisions regarding compensation of the Chief Executive Officer on the philosophy that a significant portion of his compensation must be determined by the performance of the Company against its business plan. It believes generally that base salaries should be competitive within the industries in which the Company conducts its business and should be within the range of mean and mid-points for comparable positions as determined by various industry compensation analysts and studies. In addition, incentive compensation awards, stock options and restricted stock grants should provide an opportunity based upon performance for the Chief Executive Officer, the other named executive officers and other key management personnel to earn additional compensation which would place them in the upper half of compensation ranges for comparable positions as set forth in such studies.

     The MIP, adopted by the Board of Directors in 1995, provides that the Chief Executive Officer, the other named executive officers, and certain other key management personnel are eligible for an award for each calendar year in which the Company achieves at least 75% of its planned earnings per share goal for the year. This minimum performance requirement may be amended, from time to time, by the Board of Directors. Awards may be granted to all, some, or none of the aforementioned eligible participants and may vary from 10% to 150% of the individual's base salary. The amount of the award for the Chief Executive Officer is determined by the Committee based upon an evaluation of the Company's performance against its business plan and the Committee's overall evaluation of the Chief Executive Officer's performance against objectives. In addition to the evaluation of the Company's overall performance against plan, the amount of the awards for the other named executive officers who are responsible for divisions of the Company's operations are determined by the Committee based upon an evaluation of each such executive officer's division's performance compared to its business plan revenues, contract margins and operating income. The Committee also considers in its determination of awards, (i) the evaluation of performance against certain other specific goals, such as safety, an element of which is measured by a reduction in lost time accidents, established at the time the business plans for the year are finalized, and (ii) the evaluation of the executive officer's overall performance in his position. Awards for executive officers who are not responsible for division operations are determined by the Committee based upon the Company's overall financial performance against its business plan in the same manner as for the Chief Executive Officer and an evaluation of such executive officer's overall performance in his or her position, considering the responsibilities of such executive officer. The Board of Directors may grant discretionary awards notwithstanding the terms of the MIP. Awards to the named executive officers under the MIP for 1995, 1996, and 1997 are set forth in the Summary Compensation Table.

     The Company utilizes stock option and restricted stock grants as longer term compensation vehicles. The Committee believes that significant linkage between the compensation of the Chief Executive Officer, the named executive officers and key management personnel and the maximization of stockholder wealth through appreciation in the value of Common Stock is created through the use of stock option and restricted stock grants. Options are generally priced at the fair market value of the underlying stock on the date of the grant and vest incrementally over four to five years. Restricted stock grants vest on a schedule determined by the Committee. In 1997 restricted stock grants totaled 25,500 shares to the named executive officers. The restrictions lapse seven years from the date of grant. Of this total, Mr. Brennan was granted 10,000 shares of restricted stock. The Committee believes the incremental vesting of options and extended periods for restrictions to lapse on grants of restricted stock provide a longer term incentive to its executive officers thereby providing a compensation vehicle by which to retain successful managers.

                                          COMPENSATION COMMITTEE
                                          Bide L. Thomas, Chairman
                                          William G. Brown
                                          Allan E. Bulley, Jr.

PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                  AMONG MYR GROUP INC., THE NYSE MARKET INDEX
           AND THE DOW JONES HEAVY CONSTRUCTION INDUSTRY GROUP INDEX

                               PERFORMANCE GRAPH

                    COMPANY                        1992     1993      1994      1995      1996      1997
                    -------                        ----     ----      ----      ----      ----      ----
MYR Group, Inc.................................    100      72.15     74.51    101.01    126.32    214.26
DJHCI Index....................................    100     108.13     85.29     91.39     96.63     79.57
NYSE Market Index..............................    100     113.54    111.33    144.36    173.90    228.78

     The above graph compares the performance of MYR Group Inc. with that of the New York Stock Exchange Market Index and the Dow Jones Heavy Construction Industry Group Index (DJHCI) which is a published industry index. The companies which comprise the Dow Jones Heavy Construction Industry Group are: Abrams Industries, Inc.; Ameron International Corp.; Astec Industries; BFC Construction Corp.; Bufete Industrial; Costa Rica International Inc.; Devcon International CP; Dycom Industries Inc.; Emcor Group Inc.; Empresas ICA Sociedad; Fluor Corporation; Foster Wheeler Corporation; Gencor Industries Inc.; Gibbs Construction, Inc.; Goldfield Corporation; Graham Corporation; Granite Construction Inc.; Grupo Mex Desarrollo B; Grupo Mex Desarrollo L.; Grupo Tribasa AS DE CV; Guy F. Atkinson Co. of CA; Huntway Partners (L.P.); Insituform East, Inc.; Insituform Technologies CL (A); Jacobs Engineering Group; Meadow Valley Corporation; Morrison Knudsen Corporation; MYR Group Inc.; OLS Asia Holding Ltd. ADR; Randers Group Inc.; Rexworks Inc.; Robertson-CECO Corporation; Salient 3 Comm, Inc, CL A; Sawako Corporation ADR; Specialty Teleconstruct; Stone and Webster; STV Group; Thermo Ecotek Corporation; TRC Companies, Inc.; Turner Corporation; U.S. Bridge Construction; U.S. Bridge Corp. and Zurn Industries.

     The comparison of total return on investment based upon the changes in year end price plus reinvested dividends for each period is calculated assuming $100 was invested on January 1, 1993 in MYR Group Inc., the companies which comprise the NYSE Market Index and the companies which comprise the DJHCI. For the NYSE and the DJHCI comparison, the assumed investment is based upon a market weighted calculation.
-------------------------
     In accordance with the rules of the Securities and Exchange Commission, the information included under the captions "Report of the Compensation Committee" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT

     The table set forth below, including the footnotes, contains information as of March 1, 1998 concerning beneficial ownership of Common Stock by directors, named executive officers, all directors and executive officers as a group.

                                                                 SHARES      EXCERCISABLE    PERCENTAGE
                                                              BENEFICIALLY      STOCK       OF THE SHARES
                                                                 OWNED         OPTIONS       OUTSTANDING
                                                              ------------   ------------   -------------
Charles M. Brennan III(1)...................................     926,221       413,891          22.3
William G. Brown............................................     113,519        27,784           2.5
Allan E. Bulley, Jr. .......................................      30,146        27,784           1.0
John M. Harlan(2)...........................................           0        81,347           1.4
Bide L. Thomas..............................................       3,333        27,784           0.5
William S. Skibitsky(1).....................................      45,000        52,778           1.7
Elliott C. Robbins(1).......................................      50,498        59,447           1.9
Byron D. Nelson(1)..........................................      50,276        59,447           1.9
All Dir. & Exec. Officers...................................   1,218,993       750,262          31.1

-------------------------
(1) Includes shares of restricted stock awarded to the named individuals the restrictions on which have not expired.

(2) Includes a conversion right for 57,455 shares under the non-escrow notes described in "Certain Relationships and Related Transactions".

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table set forth below, including the footnotes on the following page, contains information as of December 31, 1997 concerning other principal stockholders known to the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock.

                                                                 SHARES       PERCENTAGE
                                                              BENEFICIALLY   OF THE SHARES
                                                                 OWNED        OUTSTANDING
                                                              ------------   -------------
Heartland Advisors, Inc. ...................................    754,788          13.7
790 N. Milwaukee St.
Milwaukee WI 53202
T. Rowe Price Associates, Inc.(1)...........................    433,333           7.8
PO Box 89000
Baltimore MD 21289-1009
FMR Corp. ..................................................    542,998           9.8
82 Devonshire Street
Boston MA 02109
Dimensional Fund Advisors Inc.(2)...........................    328,471           5.9
1299 Ocean Avenue
Santa Monica CA 90401
Kennedy Capital Management, Inc.............................    296,608           5.4
10829 Olive Blvd.
St. Louis MO 63141-7739

-------------------------
(1) These securities are owned by various individual and institutional investors including T. R. Price Small Cap Value Fund, Inc. (which owns 433,333, representing 8.0% of the shares outstanding) which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates disclaims that it is, in fact, the beneficial owner of such securities.

(2) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 328,471 shares of MYR Group Inc. stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or the DFA Group Trust a Delaware business trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

                               OTHER INFORMATION

FINANCIAL STATEMENTS AND AUDITORS

     Stockholders are referred to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 for financial and other information about the Company, but the report is not incorporated in this statement and is not deemed to be a part of the proxy soliciting material.

     Deloitte & Touche LLP was the Company's auditor for 1997. The Board of Directors has not selected the Company's auditors for 1998. Auditors will be selected by the Board upon a recommendation by the Audit Committee. A representative of Deloitte & Touche LLP will be present at the Annual Meeting. He will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

     Proposals specified in the Company's proxy materials. Any proposal which a stockholder wishes to have considered by the Company for inclusion in the proxy materials of the Board of Directors for the 1999 annual meeting of stockholders should be sent to the Secretary of the Company in writing and must be received before December 31, 1998.

     Proposals otherwise properly brought before a meeting. Stockholders wishing to present proposals for action at a meeting of the Company's stockholders must do so in accordance with the Company's bylaws. A stockholder must give timely notice of the proposed business to the Secretary of the Company. To be timely, a stockholder's notice must be in writing, delivered to or mailed, postage prepaid, to and received by the Secretary of the Company not less than 45 days nor more than 60 days prior to the meeting, provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder, to be timely, must be received by the Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure was made. For each matter the stockholder proposes to bring before the meeting, the notice to the Secretary must include: (i) a brief description of the business desired to be brought before the meeting; (ii) the name and address of the stockholder proposing the business; (iii) the class and number of shares of the Company which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

     The Chairman of the meeting may, if the facts warrant, determine and declare that business was not properly brought before the meeting in accordance with the Company's bylaws. If the Chairman does so, the business shall not be transacted.

STOCKHOLDER NOMINATIONS FOR DIRECTOR

     Nominations specified in the Company's proxy materials. The Board of Directors will consider any candidate recommended by a stockholder of the Company for nomination as a director for election at the 1999 annual meeting of stockholders provided that written notice of such recommendation is received by the Secretary of the Company before December 31, 1998. The notice is required to set forth: (i) the name and address of the stockholder making the recommendation; (ii) the name, age, business address and, if known, residence address of each proposed nominee; (iii) the principal occupation or employment of each proposed nominee and other relevant biographical information concerning the proposed nominee; (iv) a detailed statement of the proposed nominee's qualifications; (v) the number of shares of stock of the Company which are beneficially owned by each proposed nominee and by the stockholder making the recommendation; (vi) a description of all arrangements or understandings between the stockholder making the recommendation and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the proposed nomination or nominations are to be made; (vii) any other information concerning the proposed nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (viii) the executed consent of each proposed nominee to serve as a director of the Company if nominated and elected.

     Nominations to be made directly by a stockholder at a meeting. In accordance with the Company's bylaws, stockholders wishing to directly nominate candidates for the Board of Directors must do so in writing, delivered to or mailed, postage prepaid, to and received by the Secretary of the Company not less than 45 days or more than 60 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 50 days' notice or prior public disclosure of the date of the meeting is given to stockholders, the nomination must be received by the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. The notice is required to set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, age, business address and, if known, residence address of each nominee; (iii) the principal occupation or employment of each nominee; (iv) the number of shares of stock of the Company which are beneficially owned by each nominee and by the nominating stockholder; (v) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; (vi) any other information concerning the nominee that must be disclosed with respect to nominees in proxy solicitations pursuant to Regulation 14A of the Securities Exchange Act of 1934; and (vii) the executed consent of each nominee to serve as a director of the Company if elected.

     The Chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the proper procedures. If the Chairman does so, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Byron D. Nelson
                                          Secretary

Three Continental Towers
1701 West Golf Road, Suite 1012
Rolling Meadows, Illinois 60008

PROXY                   MYR  GROUP  INC.               PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 6, 1998

The stockholder(s) of MYR Group Inc. signing and dating such signature(s) on the reverse side hereof (the "STOCKHOLDER(S)") hereby appoint Charles M. Brennan III, Byron D. Nelson and Elliott C. Robbins proxies, with full authority, which may be exercised by any one or more of them, with power of substitution, to vote and act for the STOCKHOLDER(S) at the Annual Meeting of Stockholders to be held at the Meadows Corporate Center, English Room, 2850 West Goll Road, Rolling Meadows, Illinois, 60008 at 10:00 a.m. on Wednesday, May 6, 1998, and at any adjournment thereof, as designated on the reverse side hereof, and in their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

[ ] Check here for address change      [ ] Check here if you plan to attend
                                           the meeting

New Address ______________________
            ______________________
            ______________________

                  (Continued and to be signed on reverse side)


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



                                 MYR GROUP INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   [x]


                                        For      Withheld

1. ELECTION OF CLASS III DIRECTOR.
   Nominee: CHARLES M. BRENNAN III      / /         / /


THE BOARD OF DIRECTORS RECOMMENDS
VOTING FOR THE ELECTION OF
MR. BRENNAN.


                                        The undersigned acknowledges
                                        receipt of the Notice of Annual Meeting
                                        of Stockholders and the Proxy
                                        Statement.

                                        Dated: ____________, 1998
                                        ______________________________
                                        ______________________________
                                        ______________________________

                                                 SIGNATURE(S)

                                        PLEASE SIGN EXACTLY AS YOUR NAME
                                        APPEARS. JOINT OWNERS SHOULD EACH
                                        SIGN PERSONALLY. WHERE APPLICABLE,
                                        INDICATE YOUR OFFICIAL POSITION OR
                                        REPRESENTATION CAPACITY.



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